UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 25, 2006
TRIDENT MICROSYSTEMS, INC.
(Exact name of registrant as specified in its charter)
0-20784
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	77-0156584 (I.R.S. Employer Identification No.)
1090 E. Arques Avenue
Sunnyvale, California 94085
(Address of principal executive offices, with zip code)
(408) 991-8800
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
Fiscal 2006 Executive Bonus Plan
     On July 25, 2006, the Compensation Committee of the Board of Directors of Trident Microsystems, Inc., a Delaware corporation (the “Company”), approved fiscal 2007 compensation for the Company’s executive officers.
     The Compensation Committee approved the following base salaries payable to executive officers for fiscal 2007:

Fiscal 2007
Name	Salary
Frank Lin	$600,000.00
JH Chang	$350,000.00
John Edmunds	$270,000.00
Peter Jen	$275,000.00
     The overseas housing and hardship allowance approved for Mr. Lin for fiscal 2006 was continued for fiscal 2007. In addition, the Compensation Committee approved the target bonus payable to each executive officer under the terms of the Company’s incentive bonus plan in form identical to the plan previously approved for fiscal 2006. The target bonuses for fiscal 2007 were set at 100% for Mr. Lin, 90% for Dr. Chang, 75% for Mr. Edmunds and 50% for Mr. Jen.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 31, 2006
TRIDENT MICROSYSTEMS, INC.

/s/ Frank C. Lin
Frank C. Lin
President, Chief Executive Officer
and Chairman of the Board
(Principal Executive Officer)

/s/ John S. Edmunds
John S. Edmunds
Chief Financial Officer